                                  SCHEDULE 14a
                                 (RULE 14a-101)

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement
[ ] Confidential, for Use of the Commission Only, (as permitted by Rule 14a-6(e)(2))
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          WESTERN WIRELESS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                          WESTERN WIRELESS CORPORATION
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11:

     (1)  Title of each class of securities to which transaction applies:
            N.A.
          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:
            N.A.
          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
            N.A.
          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:
            N.A.
          ---------------------------------------------------------------------

     (5)  Total fee paid:
            N.A.
          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:
            N.A.
          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement no.:
            N.A.
          ---------------------------------------------------------------------
     (3)  Filing party:
            N.A.
          ---------------------------------------------------------------------
     (4)  Date filed:
            N.A.
          ---------------------------------------------------------------------

                                                                            LOGO

                              Seattle, Washington
                                 April 25, 1997

Dear Shareholders:

     You are cordially invited to attend the Western Wireless Corporation Annual Meeting of Shareholders to be held on Wednesday, May 21, 1997 at 9:00 a.m. (Pacific daylight time) at The Education Conference Center at Overlake Hospital, 1035 - 116th Avenue NE, Bellevue, Washington 98004. Directions to The Education Conference Center at Overlake Hospital are included with this Notice of Annual Meeting and Proxy Statement.

     The matters to be acted upon are described in the accompanying Notice of Annual Meeting and Proxy Statement. At the meeting, we will also report on Western Wireless' operations and respond to questions you may have.

     YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. PLEASE SIGN, DATE, AND MAIL THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE IN ORDER TO ENSURE THAT YOUR VOTE IS COUNTED. IF YOU ATTEND THE MEETING, YOU WILL, OF COURSE, HAVE THE RIGHT TO VOTE YOUR SHARES IN PERSON.

                                          Very truly yours,

                                          LOGO
                                          John W. Stanton
                                          Chairman and
                                          Chief Executive Officer

Western Wireless Corporation 2001 NW Sammamish Rd., #100 Issaquah, WA 98027 (206) 313-5200 FAX (206) 313-5520

                          WESTERN WIRELESS CORPORATION
                            2001 N.W. SAMMAMISH ROAD
                           ISSAQUAH, WASHINGTON 98027

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 21, 1997

To the Shareholders:

     The Annual Meeting of the Shareholders of Western Wireless Corporation, a Washington corporation, will be held at The Education Conference Center at Overlake Hospital, 1035 - 116th Avenue NE, Bellevue, Washington 98004, on Wednesday, May 21, 1997, at 9:00 a.m. (Pacific daylight time) for the following purposes:

     1. To elect six directors to serve until the Annual Meeting of Shareholders for 1998 and until their respective successors are elected and qualified;

     2. To approve the Company's 1996 Employee Stock Purchase Plan;

     3. To approve the Company's 1997 Executive Restricted Stock Plan;

     4. To ratify the selection of Arthur Andersen LLP as the Company's independent auditors for 1997; and

     5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on April 15, 1997 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

     The Company's Proxy Statement is submitted herewith. Financial and other information concerning the Company is contained in the enclosed Annual Report for the year ended December 31, 1996.

                                          By Order of the Board of Directors

                                          Alan R. Bender
                                          Secretary

Issaquah, Washington
April 25, 1997

                             YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED AND ADDRESSED ENVELOPE IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO REVOKE IT LATER OR VOTE YOUR SHARES IN PERSON IN THE EVENT THAT YOU SHOULD ATTEND THE MEETING.

                          WESTERN WIRELESS CORPORATION
                            2001 N.W. SAMMAMISH ROAD
                           ISSAQUAH, WASHINGTON 98027

                            ------------------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 21, 1997

     This Proxy Statement is furnished by the Board of Directors of Western Wireless Corporation, a Washington corporation (the "Company" or "Western Wireless"), to the holders of Class A Common Stock, no par value per share, of the Company (the "Class A Common Stock"), and to the holders of Class B Common Stock, no par value per share, of the Company (the "Class B Common Stock," and, together with the Class A Common Stock, the "Common Stock"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders of the Company for 1997 (the "Annual Meeting"), to be held at 9:00 a.m. (Pacific daylight time) on Wednesday, May 21, 1997, at The Education Conference Center at Overlake Hospital, 1035 - 116th Avenue NE, Bellevue, Washington 98004, and at any adjournment thereof. Directions to The Education Conference Center at Overlake Hospital are provided at the end of this Proxy Statement.

     A proxy delivered pursuant to this solicitation is revocable at the option of the person giving the same at any time before it is exercised. A proxy may be revoked, prior to its exercise, by executing and delivering a later dated proxy card to the Secretary of the Company prior to the Annual Meeting, delivering written notice of revocation of the proxy to the Secretary of the Company prior to the Annual Meeting, or attending and voting at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy. Unless previously revoked, the shares represented by the enclosed proxy will be voted in accordance with the shareholder's directions if the proxy is duly executed and returned prior to the Annual Meeting. If no directions are specified, the shares will be voted for the election of the directors recommended by the Board of Directors, the approval of the Company's 1996 Employee Stock Purchase Plan, the approval of the Company's 1997 Executive Restricted Stock Plan, the ratification of the selection by the Board of Directors of the Company's independent auditors, and, at the discretion of the named proxies, on other matters properly brought before the Annual Meeting.

     The presence in person or by proxy of holders of record of a majority of the total number of votes attributable to all shares of Common Stock outstanding and entitled to vote is required to constitute a quorum for the transaction of business at the Annual Meeting. Under Washington law and the Company's Bylaws, if a quorum is present, a nominee for election to a position on the Board of Directors will be elected as a Director if the votes cast for the nominee exceed the votes cast against the nominee and exceed the votes cast for any other nominee for that position. Abstentions and "broker non-votes" (shares held by a broker or nominee as to which a broker or nominee indicates on the proxy that it does not have the authority, either express or discretionary, to vote on a particular matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. For the election of directors, an abstention from voting and broker non-votes will have the legal effect of neither a vote for nor against the nominee. For all other matters, an abstention from voting and broker non-votes, since they are not affirmative votes, will have the same practical effect as a vote against the respective matters. Proxies and ballots will be received and tabulated by ChaseMellon Shareholder Services, LLC, the Company's transfer agent.

     This Proxy Statement and the enclosed proxy card are first being mailed to shareholders on or about April 25, 1997.

     The expense of preparing, printing, and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by directors, officers, and other employees of the Company, without additional remuneration, in person, or by telephone, telegraph or facsimile transmission. The Company will also request brokerage firms, banks, nominees, custodians, and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock as of the record date and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly signing and returning the enclosed proxy card will help to avoid additional expense.

     At March 31, 1997, the Company had outstanding 14,810,157 shares of Class A Common Stock and 55,198,604 shares of Class B Common Stock, and there were no shares of any other class of stock outstanding. Each share of Class A Common Stock entitles the holder thereof to one vote, and each share of Class B Common Stock entitles the holder thereof to ten votes. Only shareholders of record at the close of business on April 15, 1997, will be entitled to notice of, and to vote at, the Annual Meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 31, 1997, certain information regarding beneficial ownership of the Company's Common Stock by (i) each person who is known by the Company to own beneficially 5% or more of either class of Common Stock; (ii) each Named Executive Officer (as defined under "Executive Compensation" below); (iii) each director and nominee for director of the Company; and (iv) all directors and officers as a group. Unless otherwise indicated, all persons listed have sole voting power and investment power with respect to such shares, subject to community property laws, where applicable, and the information contained in the notes to the table. The Company has been provided such information by its directors, nominees for directors, and executive officers.

                                                                                      PERCENTAGE
                                           SHARES BENEFICIALLY OWNED(1)          BENEFICIALLY OWNED(1)
                                        -----------------------------------   ---------------------------
           NAME AND ADDRESS             A SHARES     B SHARES      TOTAL      A SHARES   B SHARES   TOTAL
--------------------------------------  ---------   ----------   ----------   --------   --------   -----
Hellman & Friedman(2)(5)..............         --   25,163,997   25,163,997       --      45.6%     35.9%
One Maritime Plaza, 12th Floor
San Francisco, CA 94111
The Goldman Sachs Group, L.P.
and related investors (3)(5)..........         --   12,099,029   12,099,029       --       21.9     17.3
85 Broad Street, 19th Floor
New York, NY 10004
John W. Stanton and
Theresa E. Gillespie(4)(5)(6).........     65,000    6,290,852    6,355,852        *       11.4      9.1
2001 NW Sammamish Road
Issaquah, WA 98027
Providence Media Partners L.P.(5).....         --    3,886,591    3,886,591       --        7.0      5.6
c/o Providence Ventures, Inc.
900 Fleet Center
50 Kennedy Plaza
Providence, RI 02903
Wellington Management Co., LLP........  1,239,980           --    1,239,980      8.4         --      1.8
75 State Street
Boston, MA 02109
T. Rowe Price Associates Inc..........  1,075,000           --    1,075,000      7.3         --      1.5
100 E. Pratt Street
Baltimore, MD 21202
Strong Capital Management.............    786,600           --      786,600      5.3         --      1.1
100 Heritage Reserve
Menomonee Falls, WI 53051
Donald Guthrie(6).....................     15,000      156,768      171,768        *          *        *
Robert A. Stapleton(6)................     15,000      451,396      466,396        *          *        *
Mikal J. Thomsen(6)(7)................     38,469      453,307      491,776        *          *        *
John L. Bunce, Jr.(8).................         --   25,163,997   25,163,997       --       45.6     35.9
Mitchell R. Cohen(8)..................         --   25,163,997   25,163,997       --       45.6     35.9
Daniel J. Evans.......................         --           --           --       --         --       --
Jonathan M. Nelson(9).................      6,000    3,866,591    3,872,591        *        7.0      5.6
Terence M. O'Toole(10)................         --   12,099,029   12,099,029       --       21.9     17.3
All directors and executive officers
as a group (13 persons)(6)............    159,969   48,738,201   48,898,170      1.1       86.7     68.8

---------------

  *  Less than 1% of the outstanding shares of Common Stock.

 (1) Computed in accordance with Rule 13d-3(d)(1) of the Exchange Act.

 (2) Consists of shares held by Hellman & Friedman Capital Partners II, L.P. ("HFCP"), H&F Orchard Partners, L.P. ("HFOP") and H&F International Partners, L.P. ("HFIP"), which are in turn beneficially owned by their respective general partners and Warren Hellman, individually and as a trustee of The Hellman Family Revocable Trust dated December 17, 1984 (the "Hellman Trust," and, with HFCP, HFOP and HFIP, the "Hellman Entities"), and Tully M. Friedman, individually and as the trustee of The Tully M. Friedman Revocable Trust UAD January 3, 1980 (the "Friedman Trust," and, with Hellman Entities, the "Hellman & Friedman Entities"). HFCP owns of record 22,727,539 shares of Class B Common Stock, HFOP owns of record 2,033,024 shares of Common Stock and HFIP owns of record 403,434 shares of Class B Common Stock. HFCP, HFOP and HFIP are California limited partnerships, the sole general partners of which are entities indirectly controlled by the Hellman Trust and the Friedman Trust. The principal business of each of such partnerships is to make strategic investments in a variety of special situations, including restructurings, recapitalizations and buyouts. Hellman is a trustee of the Hellman Trust and Friedman is a trustee of the Friedman Trust. Each of Hellman and Friedman is a citizen of the United States. Hellman and Friedman, individually and as trustees of the respective trusts, share voting and investment power with respect to the shares of Class B Common Stock held by the Hellman & Friedman Entities.

 (3) Consists of (i) 11,096,078 shares of Class B Common Stock held of record by GS Capital Partners, L.P. ("GS Capital"), (ii) 580,813 shares of Class B Common Stock held of record by Stone Street Fund 1992, L.P. ("Stone Street"), (iii) 337,163 shares of Class B Common Stock held of record by Bridge Street Fund 1992, L.P. ("Bridge Street") and (iv) 84,975 shares of Class B Common Stock held of record by The Goldman Sachs Group, L.P. ("GS Group," and, with GS Capital, Stone Street and Bridge Street, the "Goldman Sachs Entities"). Each of GS Capital, Stone Street and Bridge Street is an investment limited partnership, the general partner, the managing general partner or the managing partner of which is an affiliate of GS Group. GS Group disclaims beneficial ownership of shares held by such investment partnerships to the extent partnership interests in such partnerships are held by persons other than GS Group and its affiliates. Each of such investment partnerships shares voting and investment power with certain of its respective affiliates. The amounts in the table do not include (i) 330 shares of Class A Common Stock (or less than 1% of the total number of outstanding shares of Class A Common Stock) owned by Goldman, Sachs & Co. as of March 31, 1997 which were acquired in the ordinary course of market-making transactions or (ii) 178,800 shares of Class A Common Stock (or 1.2% of the total number of outstanding shares of Class A Common Stock) held in managed accounts (the "Managed Accounts") as of March 31, 1997 for which Goldman, Sachs & Co. exercises voting or investment authority, or both. GS Group disclaims beneficial ownership of the shares held in the Managed Accounts.

 (4) Includes (i) 1,686,069 shares of Class B Common Stock held of record by PN Cellular, Inc. ("PN Cellular"), which is substantially owned and controlled by Mr. Stanton and Ms. Gillespie, (ii) 1,274,520 shares of Class B Common Stock held of record by Stanton Communications Corporation ("SCC"), which is substantially owned and controlled by Mr. Stanton and Ms. Gillespie,
     (iii) 30,000 shares of Class A Common Stock and 3,087,774 shares of Class B Common Stock held by Mr. Stanton and Ms. Gillespie, as tenants in common,
     (iv) 5,000 shares of Class A Common Stock and 159,437 shares of Class B Common Stock held of record by The Stanton Family Trust, and (v) 30,000 shares of Class A Common Stock held of record by Mr. Stanton pursuant to the Company's 1997 Executive Restricted Stock Plan. Mr. Stanton and Ms. Gillespie are married and share voting and investment power with respect to the shares jointly owned by them, as well as the shares held of record of PN Cellular, SCC and The Stanton Family Trust. Mr. Stanton, Ms. Gillespie, PN Cellular, SCC and The Stanton Family Trust are referred to collectively as the "Stanton Entities."

 (5) Parties or affiliates of parties to the Shareholders Agreement, which provides that the parties thereto will vote their shares of Common Stock in favor of the election as directors of the Company, the Chief Executive Officer of the Company, one person designated by Stanton and Providence Media Partners L.P. ("Providence"), one person designated by Goldman, Sachs & Co. ("Goldman Sachs"), two persons designated by the Hellman & Friedman Entities and one person selected by a majority of such designated persons, subject to the ownership requirements set forth therein. See "Certain Transactions."

 (6) Includes aggregate exercisable options to purchase Class B Common Stock; does not include unexercisable options. May include stock jointly or separately owned with or by spouse.

 (7) Mr. Thomsen jointly holds voting and investment power with respect to all of such shares with Lynn C. Thomsen, his wife, except for shares issued or issuable upon the exercise of stock options. Includes 172,484 shares of Class B Common Stock beneficially owned by Mr. Thomsen through his ownership of approximately 10.2% of PN Cellular. Mr. Thomsen does not have voting control over such shares.

 (8) Mr. Bunce and Mr. Cohen may each be deemed to be the owner of the 25,163,997 shares of Class B Common Stock owned by the Hellman & Friedman Entities as they are general partners of Hellman & Friedman. Each of Mr. Bunce and Mr. Cohen disclaim beneficial ownership of shares held by the Hellman & Friedman Entities to the extent interests in such entities are held by persons other than such individual.

 (9) Mr. Nelson may be deemed to be the owner of the 3,866,591 shares of Class B Common Stock owned by Providence, as he is a managing general partner of Providence Ventures, L.P., the general partner of the general partner of Providence. Mr. Nelson disclaims beneficial ownership of shares held by Providence to the extent interests in Providence are held by persons other than Mr. Nelson.

(10) Mr. O'Toole, who is a managing director of Goldman Sachs, disclaims beneficial ownership of shares which may be deemed to be beneficially owned by GS Group.

 1. ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

     As of March 31, 1997, the Company's Board of Directors consisted of five members. At each annual meeting, directors are to be elected to serve for a term of one year and until their respective successors have been elected and qualified. The terms of office of the Company's current directors are scheduled to expire at the Annual Meeting.

     At the Annual Meeting, shareholders will elect six directors. Unless otherwise directed, the persons named in the proxy intend to cast all proxies in favor of Mr. John W. Stanton, Mr. John L. Bunce, Jr., Mr. Mitchell R. Cohen, Mr. Daniel J. Evans, Mr. Jonathan M. Nelson and Mr. Terence M. O'Toole to serve as directors of the Company. In the event that Mr. Stanton, Mr. Bunce, Mr. Cohen, Mr. Evans, Mr. Nelson or Mr. O'Toole should become unavailable for election to the Board of Directors for any reason, the persons named in the proxy have discretionary authority to vote the proxies for the election of other nominees to be designated to fill each such vacancy by the Board of Directors of the Company.

INFORMATION ABOUT THE NOMINEES

     John W. Stanton, 41, has been a director, Chairman of the Board and Chief Executive Officer of the Company since its formation in July 1994. Mr. Stanton has been Chief Executive Officer of General Cellular Corporation, a wholly-owned subsidiary of the Company ("GCC"), since March 1992, and was Chairman of the Board of GCC from March 1992 to December 1995. Mr. Stanton has served as Chairman of the Board and Chief Executive Officer of PN Cellular, Inc. since its formation in October 1992. Mr. Stanton served as a director of McCaw Cellular Communications, Inc. ("McCaw") from 1986 to 1994, and as a director of LIN Broadcasting Corporation from 1990 to 1994, during which time it was a publicly traded company. From 1983 to 1991, Mr. Stanton served in various capacities with McCaw, serving as Vice-Chairman of the Board of McCaw from 1988 to September 1991 and as Chief Operating Officer of McCaw from 1985 to 1988. Mr. Stanton is also a member of the Board of Directors of each of Advanced Digital Information Corporation and SmarTone (Hong Kong). In addition, Mr. Stanton is a trustee of Whitman College, a private college. Mr. Stanton is currently Second Vice Chairman of the Cellular Telecommunications Industry Association. Mr. Stanton is married to Ms. Gillespie.

     John L. Bunce, Jr., 38, has been a director of the Company since its formation in July 1994. Mr. Bunce was a director of GCC from March 1992 to December 1995. Mr. Bunce is a general partner of Hellman & Friedman, a private investment firm, having joined Hellman & Friedman as an associate in 1988. Mr. Bunce currently is a director of MobileMedia Corporation, Falcon Cable TV, Young & Rubicam and several other privately held companies.

     Mitchell R. Cohen, 32, has been a director of the Company since its formation in July 1994. Mr. Cohen was a director of GCC from March 1992 to December 1995. Mr. Cohen is a general partner of Hellman & Friedman, having joined Hellman & Friedman as an associate in July 1989. From 1986 to 1989, Mr. Cohen was employed by Shearson Lehman Hutton, Inc. Mr. Cohen currently is a director of MobileMedia Corporation and Advanstar Communications.

     Daniel J. Evans, 71, is the Chairman of Daniel J. Evans Associates, a consulting firm. From 1965 through 1977, Mr. Evans was Governor of the State of Washington. In 1983 he was appointed and then elected to the United States Senate to fill the seat of the late Senator Henry M. Jackson. He serves as a director of Attachmate Corporation, Burlington Northern Santa Fe, Inc., Flow International Corporation, Puget Sound Energy, Tera Computer Company, and is President of the Board of Regents of the University of Washington.

     Jonathan M. Nelson, 40, has been a director of the Company since its formation in July 1994. Mr. Nelson is a managing general partner of Providence Ventures, L.P., the general partner of the general partner of Providence Media Partners L.P. ("Providence"), a private equity fund. Mr. Nelson has been president and chief executive officer of Providence Equity Partners, Inc. (investment advisor) since its inception in 1995 and is a Member of Providence Equity Partners LLC which is the general partner of Providence Equity Partners L.P. and Providence Equity Partners II L.P. Since 1986, Mr. Nelson has been a managing director of Narragansett Capital, Inc., a private management company for three separate equity investment funds. Mr. Nelson is currently a director of Wellman, Inc. and Brooks Fiber Properties Inc.

     Terence M. O'Toole, 38, has been a director of the Company since its formation in July 1994. Mr. O'Toole joined Goldman Sachs & Co. ("Goldman Sachs") in 1983 and became a Vice President in April 1988, a general partner in November 1992, and a Managing Director in 1996. He is currently a director of Insilco Corporation and AMF Group Inc.

COMMITTEES

     The Company's Board of Directors has standing Executive, Compensation and Audit Committees; the Company has no standing nominating committee. The members of each Committee and the functions performed thereby are described below:

     Executive Committee. The Executive Committee is comprised of Messrs. Stanton, Bunce and O'Toole. The Executive Committee, during the intervals between meetings of the Board of Directors, may exercise the powers of the Board of Directors except with respect to a limited number of matters, which include amending the Articles of Incorporation or the Bylaws of the Company, adopting an agreement of merger or consolidation for the Company and recommending to the shareholders of the Company a merger of the Company, the sale of all or substantially all of the assets of the Company or the dissolution of the Company.

     Compensation Committee. During 1996, the Compensation Committee was comprised of Messrs. Cohen and Nelson and David A. Bayer, a former director of the Company. The Compensation Committee reviews current remuneration of the directors and of the executive officers of the Company and makes recommendations to the Board of Directors regarding appropriate periodic adjustment of such amounts. The Compensation Committee also makes all determinations concerning the Company's grants of stock options and restricted stock offers and awards to officers and employees of the Company who are eligible for such options under each of the Company's 1994 Management Incentive Stock Option Plan and its 1997 Executive Restricted Stock Plan.

     Audit Committee. During 1996, the Audit Committee was comprised of Messrs. Cohen, Nelson and Bayer. The Audit Committee reviews the planned scope of the services of the Company's independent auditors; reviews financial statements and the auditors' opinion letter; recommends the independent auditors for the following fiscal year; reviews the recommendations of the independent auditors relating to accounting, internal controls, and other matters; and reviews internal controls and accounting procedures with the Company's financial staff.

     During 1996, the Compensation Committee met four times, the Audit Committee met one time, and the entire Board of Directors met nine times. Each current director attended at least 75 percent of all Board meetings and meetings of Committees on which they served during the periods they served.

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

     The following table summarizes the compensation for services rendered during 1996 and 1995 for the Company's Chief Executive Officer and its next four most highly compensated executive officers (collectively referred to herein as the "Named Executive Officers").

                                                                           LONG-TERM COMPENSATION AWARDS
                                         ANNUAL COMPENSATION               ------------------------------
           NAME AND             --------------------------------------                     ALL OTHER
      PRINCIPAL POSITION        FISCAL YEAR     SALARY($)     BONUS($)     OPTIONS     COMPENSATION($)(1)
------------------------------  -----------     ---------     --------     -------     ------------------
John W. Stanton                     1996        $ 180,000     $270,000           0           $4,500
Chairman and Chief                  1995          120,000      180,000           0            4,500
Executive Officer
Robert R. Stapleton                 1996          150,000      120,000      75,000            4,500
President                           1995          139,461      100,000     139,500            4,500
Donald Guthrie                      1996          150,000       80,000     145,250              563
Vice Chairman and                   1995           18,750            0      93,000                0
Chief Financial Officer
Mikal J. Thomsen                    1996          140,000       90,000      60,000            4,500
Chief Operating Officer             1995          134,375       65,000     124,000            4,500
Theresa E. Gillespie                1996          130,000      100,000           0            3,095
Senior Vice President               1995          119,167       80,000     100,750            4,500

---------------

(1) Company paid matching contributions to the Company's 401(k) Profit Sharing Plan and Trust.

GRANTS OF STOCK OPTIONS

     The following table summarizes the Options granted during 1996 to each of the Named Executive Officers:

                              % OF TOTAL                                    POTENTIAL REALIZABLE VALUE AT
                               OPTIONS                                   ASSUMED ANNUAL RATES OF STOCK PRICE
                              GRANTED TO    EXERCISE OR                    APPRECIATION FOR OPTION TERM(2)
                 OPTIONS     EMPLOYEES IN   BASE PRICE      EXPIRATION   ------------------------------------
     NAME       GRANTED(#)   FISCAL YEAR     ($/SHARE)         DATE        0%($)        5%($)        10%($)
--------------  ----------   ------------   -----------     ----------   ----------   ----------   ----------
John W.
  Stanton              0            0%        $     0               --   $        0   $        0   $        0
Robert R.
  Stapleton       75,000(1)       6.6%         13.725(1)    12/31/2006            0      666,844    1,665,844
Donald Guthrie    85,250(3)       7.5%           1.13(3)      2/6/2006    1,086,511    1,831,703    2,967,233
                  60,000(1)       5.3%         13.725(1)    12/31/2006            0      533,475    1,332,675
Mikal J.
  Thomsen         60,000(1)       5.3%         13.725(1)    12/31/2006            0      533,475    1,332,675
Theresa E.
  Gillespie            0            0%              0               --            0            0            0

---------------

(1) These options have terms of ten years from the date of grant, December 31, 1996, and become exercisable as to 25% of the shares on the first anniversary and an additional 25% every year thereafter until such options are fully exercisable, provided that such officer remains continuously employed by the Company.

(2) Potential realizable value is based on an assumption that the stock price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These numbers are calculated based on the requirements of the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price performance.

(3) These options were granted pursuant to a September 1995, agreement between the Company and Mr. Guthrie. The options have a term of ten years from the date of grant, February 6, 1996, and vest in 25% equal annual increments over a period of four years from the vesting commencement date as specified in the agreement. Pursuant to the agreement, as a result of the Company consummating its public offering on certain agreed upon terms, the fourth annual vesting increment has been accelerated and has become fully vested. The Company recorded deferred compensation at the time the options were granted based upon the difference between the fair market value of the underlying securities and the exercise price of the options. As the fair market value of the underlying securities of these options has declined since the grant date, the Company has reflected the potential realizable value at assumed annual rates of stock price appreciation for the option term based upon the closing price of the Company's Class A Common Stock on December 31, 1996, as quoted on the Nasdaq National Market. Had the Company based the potential realizable value at assumed annual rates of stock price appreciation on the fair market value of the underlying securities as of the date of grant, the amounts disclosed above would have been $1,828,613, $3,041,328 and $4,889,275, respectively.

EXERCISES OF STOCK OPTIONS

     The following table provides information on option exercises in 1996 by the Named Executive Officers and the value of such officers' unexercised options on December 31, 1996.

                                                                                        VALUE OF UNEXERCISED
                                                          NUMBER OF UNEXERCISED               IN-THE-
                              SHARES                        OPTIONS AT FISCAL         MONEY OPTIONS AT FISCAL
                            ACQUIRED ON     VALUE            YEAR-END(#)(1)                 YEAR-END($)
                             EXERCISE      REALIZED    ---------------------------   --------------------------
           NAME                 (#)          ($)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
--------------------------  -----------   ----------   -----------   -------------   ----------   -------------
John W. Stanton...........          0     $        0            0             0      $        0    $         0
Robert R. Stapleton.......    100,000      1,247,595      441,209       215,791       3,899,739        433,422
Donald Guthrie............          0              0       45,338       193,687         341,636      1,004,181
Mikal J. Thomsen..........          0              0      103,334       189,166         383,576        401,121
Theresa E. Gillespie......          0              0       83,054       104,496         307,860        316,704

COMPENSATION OF DIRECTORS

     Directors of the Company currently receive no compensation for serving on the Board. Directors are not reimbursed for their out-of-pocket expenses incurred in connection with attendance at meetings of, and other activities relating to serving on, the Board of Directors and any committees thereof. The Board of Directors is currently considering compensation arrangements for the directors.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with each of Messrs. Stanton, Guthrie, Stapleton and Thomsen and Ms. Gillespie, pursuant to which such person's employment by the Company may be terminated by the Company at any time, with or without cause (as such term is defined in the agreements). The agreements provide for initial annual base compensation of $180,000, $150,000, $150,000, $140,000 and $130,000, respectively (which such annual base compensation has been subsequently adjusted by the Board of Directors to $190,000, $160,000, $160,000, $150,000 and $140,000, respectively), and provide each executive officer an opportunity to earn an annual bonus, as determined by the Board of Directors of the Company, targeted at 100%, 70%, 70%, 60%, and 60%, respectively, of such person's base compensation. Each such agreement provides, that, in the event of an involuntary termination (as defined therein) for other than cause (1) such executive officer will be entitled to receive a severance payment in an amount equal to any accrued but unpaid existing annual targeted incentive bonus through the date of termination, 12 months of such executive's then base compensation, and an amount equal to 12 months of such executive's existing annual targeted incentive bonus, (2) the Company will, at its expense, make all specified insurance payment benefits on behalf of such executive officer and his or her dependents for 12 months following such involuntary termination, and (3) with respect to any stock options previously granted to each executive officer which remain unvested at the time of involuntary termination, there shall be immediate vesting of that portion of each such grant of any unvested stock options equal to the product of the total number of such unvested options under such grant multiplied by a fraction, the numerator of which is the sum of the number of days from the date on which the last vesting of options under such grant occurred to and including the date of termination plus 365, and the denominator of which is the number of days remaining from the date on which the last vesting of options under such grant occurred to and including the date on which the final vesting under such grant would have occurred absent the termination. Mr. Stapleton's agreement provides for an immediate vesting of all options upon his involuntary termination for other than cause. Among other things, an executive officer's death or permanent disability will be deemed an involuntary termination for other than cause. In addition, each agreement provides for full vesting of all stock options granted upon a change of control (as such term is defined in the stock option agreements with the executive officer) of the Company.

     Pursuant to each such employment agreement, the Company has entered into an indemnification agreement with such executive officer pursuant to which the Company will agree to indemnify the executive officer against certain liabilities arising by reason of the executive officer's affiliation with the Company. Pursuant to the terms of each employment agreement, each executive officer agrees that during such executive officer's employment with the Company and for one year following the termination of such executive officer's employment with the Company for any reason, such executive officer will not engage in a business which is substantially the same as or similar to the business of the Company and which competes within the applicable commercial mobile radio services markets serviced by the Company. Mr. Stanton's agreement provides that such prohibition shall not preclude Mr. Stanton's investment in other companies engaged in the wireless communications business or his ability to serve as a director of other companies engaged in the wireless communications business, in each case subject to his fiduciary duties as a director of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Company's Board was formed in July 1994. None of the members was at any time during 1996, or at any other time, an officer or employee of the Company. No member of the Compensation Committee of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION*

     The Compensation Committee is responsible for setting policy and the oversight of executive compensation. The Compensation Committee believes that the actions of each executive officer has the potential to affect the short-term and long-term performance of the Company. Consequently, the Compensation Committee places considerable importance on its task of designing and overseeing the executive compensation program. The Compensation Committee annually reviews the compensation programs of peer and competing companies to assess the competitiveness of its compensation.

     Philosophy and Objectives for Executive Compensation. The purpose of the Company's executive compensation program is to: (i) increase shareholder value,
(ii) improve the overall performance of the Company and (iii) attract, motivate, reward and retain key executives.

     The Compensation Committee believes that the Company's executive compensation should reflect each executive officer's qualifications, experience, role and performance achievements and the Company's performance achievements. In determining compensation levels, the Compensation Committee focuses on the competitive environment of the wireless and telecommunications industry group, considering compensation practices, organization and performance of other companies. The Compensation Committee also considers

---------------

* The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (together, the "Acts"), except to the extent that the Company specifically incorporated such report by reference; and further such report shall not otherwise be deemed filed under the Acts.

general industry trends in the geographic markets that are relevant to its operations. Total cash compensation (base salary plus annual incentives) and total direct compensation (base salary plus annual incentives plus the expected value of incentives) should directly reflect the level of performance achieved by the Company and its executives. Within this overall philosophy, the Compensation Committee's specific objectives are to: (i) offer compensation which is competitive with other well-managed wireless and telecommunications companies and reward superior performance with enhanced levels of compensation; and (ii) provide variable compensation awards that are based on the Company's overall performance relative to corporate objectives, taking into account individual contributions, teamwork and performance levels that help create value for shareholders.

     Components of Executive Compensation. The three primary components of executive compensation are: (i) base salary, (ii) cash bonuses and (iii) long-term incentive awards.

     Base Salary. Executive officers' base salaries are set at levels which reflect their specific job responsibilities, experience, qualifications, and job performance in the context of the competitive marketplace. Marketplace levels of compensation are determined using compensation surveys which reflect the relevant segments of the market and include some of the companies which are included in the Company's peer group as reflected in the Performance Graph, and other companies which, while not in the peer group, are deemed appropriate comparisons for compensation purposes. Base salaries are reviewed each year, with consideration for adjustments being based on a combination of each executive officer's ongoing role, his or her job performance and marketplace competitiveness.

     Cash Bonuses. Awards under the bonus plan are based on the achievement of operating cash flow targets and specific objective performance goals. These goals are set for a one-year period. Performance goals are set to represent a range of performance, with the level of associated incentive award varying with different levels of performance achievement. The Chief Executive Officer recommends bonuses to the Compensation Committee for executive officers other than himself. Awards earned under the plan are contingent upon employment with the Company through the end of the year, except for payments made in the event of death, retirement, disability, or in the event of a change in control. Bonus payments to the Named Executive Officers are presented in the Summary of Compensation Table under the heading "Bonus."

     Long-Term Incentive Compensation. Long-term incentives are provided in the stock options granted under the Management Incentive Stock Option Plan. The grants listed in the Summary of Compensation Table above reflect grants to the Named Executive Officers made in the calendar year 1996. Those grants were based on the recommendations of the Chief Executive Officer.

     Chief Executive Officer Compensation. The executive compensation policy described above is applied in setting the Chief Executive Officer's compensation. Mr. Stanton participated in the same base salary and cash bonus compensation plans available to the Company's other executive officers. In 1996, Mr. Stanton had a base salary of $180,000. Mr. Stanton's bonus was determined on the basis of the Company's operating results versus established goals and other objectives. During 1996, under Mr. Stanton's leadership, the Company successfully achieved the following key goals and objectives. The Company grew its cellular business at a rate above industry averages and Board of Directors' target levels. The Company launched the first two auction awarded personal communications services ("PCS") systems in the United States, commenced operations in additional PCS systems, and rapidly grew its PCS subscriber base. The Company successfully participated in Federal Communication Commission auctions of additional spectrum. In addition, the Company won three international licenses through its international subsidiary. The Company strengthened its balance sheet by completing an initial public offering of its Class A Common Stock and two public offerings of senior subordinated notes and by expanding its bank and vendor borrowing facilities. Finally, Mr. Stanton retained all of the Company's key executives and added several new executives. The Compensation Committee determined that an annual bonus of $270,000 (150% of his base salary) has been earned. Mr. Stanton is a large shareholder of the Company and has, to date, declined to participate in the Company's Management Incentive Stock Option Plan.

     Policy on Deductibility of Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the tax deductibility by a company of compensation in excess of $1 million paid to any of its five most highly compensated executive officers. However, performance-based compensation that has been approved by shareholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of preestablished, objective performance goals and the board committee that establishes such goals consists only of "outside directors" as defined for purposes of Section 162(m). All of the members of the Compensation Committee qualify as "outside directors." The Compensation Committee intends to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery of compensation to the Company's executive officers.

     Summary. The Compensation Committee believes that the mix of conservative market-based salaries, significant variable cash incentives for both long-term and short-term performance and the potential for equity ownership in the Company represents a balance that will motivate the executive management team to continue to produce strong results. The Committee further believes this program strikes an appropriate balance between the interests and needs of the Company in operating its business and appropriate rewards based on enhancement of shareholder value.

                                          Respectfully submitted,

                                          COMPENSATION COMMITTEE

                                          Jonathan M. Nelson
                                          Mitchell R. Cohen

PERFORMANCE GRAPH

     The following graph depicts the Company's Class A Common Stock price performance from May 22, 1996 (the date on which quotations for the Class A Common Stock first appeared on the NASDAQ National Market) through December 31, 1996, relative to the performance of the NASDAQ and the NASDAQ TELECOM. All indices shown in the graph have been reset to a base of 100 as of May 22, 1996, and assume an investment of $100 on that date and the reinvestment of dividends, if any, paid since that date. The Company has not paid cash dividends on its Common Stock. The chart set forth below was prepared by the Company.

                                        5/22/96     12/31/96
                                       --------    ---------
        Western Wireless Corporation   $ 23.50     $ 13.875
        NASDAQ TELECOM                  633.09      579.827
        NASDAQ                          411.103     425.247

CERTAIN TRANSACTIONS

     The Hellman & Friedman Entities, the Stanton Entities, the Goldman Sachs Entities and Providence are parties to a Shareholders Agreement, which, with respect to election of directors of the Company, provides that each of the Hellman & Friedman Entities, the Stanton Entities, the Goldman Sachs Entities and Providence shall vote their shares of Common Stock to elect a Board of Directors which will include (but not necessarily be limited to) the following six members: (i) the Chief Executive Officer of the Company, (ii) so long as the Hellman & Friedman Entities beneficially own at least (A) 15% of the total voting power (as defined in the Shareholders Agreement) of the Company, two persons designated by the Hellman & Friedman Entities or (B) 7 1/2% of the total voting power of the Company, one person designated by the Hellman & Friedman Entities, (iii) so long as the Goldman Sachs Entities beneficially own at least 7 1/2% of the total voting power of the Company, one person designated by the Goldman Sachs Entities, (iv) so long as the Stanton Entities and Providence collectively beneficially own at least 7 1/2% of the total voting power of the Company, one person designated by majority vote of the Stanton Entities and Providence (such designee being in addition to Mr. Stanton if he is then serving on the Board of Directors by reason of being the Chief Executive Officer of the Company); the Stanton Entities agreed that so long as Mr. Stanton is serving as Chief Executive and Providence owns at least 75% of the shares of Common Stock it beneficially owns at the date of execution of the Shareholders Agreement, the Stanton Entities shall vote their shares of Common Stock for one member of the Board of Directors designated by Providence; and (v) one member of the Board of Directors of the Company selected by a majority of the persons selected as described above. The Shareholders Agreement further provides that so long as the Hellman & Friedman Entities hold shares of Common Stock having voting power (as defined in the Shareholders Agreement) in excess of 49.9% of the total voting power, then for so long as the Hellman & Friedman Entities hold shares of Common Stock having voting power in excess of the aforesaid percentage, it shall abstain from voting that number of shares of Common Stock, which gives it more votes than the aforesaid percentage. Such agreement has a term of 10 years. The Goldman Sachs Entities are also limited in their voting power pursuant to provisions of the Company's Articles of Incorporation.

     In February 1996, the Company acquired, through mergers intended to be tax-free reorganizations, Palouse Paging, Inc. ("Palouse") and Sawtooth Paging, Inc. ("Sawtooth"), paging system operators that provide services in some markets in which the Company operates its cellular systems. Prior to the acquisitions, Mr. Stanton and Ms. Gillespie had a significant ownership interest in each of Palouse and Sawtooth. The acquisitions, each of which was approved by the Company's Board of Directors in September 1995, contemplated a per share value of the Common Stock of $11.29 for purposes of the exchange. The value of each of Palouse and Sawtooth was determined by the disinterested directors of the Company's Board of Directors. Mr. Stanton and Ms. Gillespie together had independent legal representation in connection with the acquisition and Mr. Stanton did not participate in either the Board of Directors' decision as to whether to complete the transaction or its determination of the value to be assigned to the interests acquired. Prior to the acquisition of Palouse, Mr. Stanton and Ms. Gillespie jointly owned approximately 99% of the issued and outstanding shares of common stock of Palouse. In consideration for the acquisition, the shares of stock of Palouse were exchanged for 515,561 shares of Class B Common Stock. In connection with the acquisition, Palouse repaid Mr. Stanton and Ms. Gillespie loans in the amount of $355,000. Prior to the acquisition of Sawtooth, Mr. Stanton and Ms. Gillespie, the Company and another individual, who now is an employee of the Company, owned approximately 47%, 47% and 6%, respectively, of the issued and outstanding shares of common stock of Sawtooth. In consideration for the acquisition of Sawtooth, the issued and outstanding shares of common stock of Sawtooth owned by Mr. Stanton and Ms. Gillespie and the other individual shareholder were exchanged for 79,748 shares of Class B Common Stock. In connection with the acquisition, Sawtooth repaid Mr. Stanton and Ms. Gillespie loans in the amount of $288,000.

     Pursuant to an agreement reached in September 1995, Donald Guthrie, the Company's Vice Chairman and Chief Financial Officer, purchased 88,567 shares of Class B Common Stock in February 1996 for $999,950, which represents a per share price of $11.29 and he was granted options to purchase 85,250 shares of Class B Common Stock at an exercise price of $1.13 per share.

     An affiliate of the Goldman Sachs Entities is a member of the syndicate of lenders pursuant to a credit facility (the "Credit Facility") providing the Company $750 million of revolving credit and a $200 million term loan, and has committed to lend to the Company under the Credit Facility up to the aggregate principal amount of $10 million.

     Goldman Sachs served as a managing underwriter in the Company's May 1996 equity and debt initial public offerings and as a purchaser in its October 1996 private debt offering (together with the May 1996 debt initial public offering, the "Debt Offerings"), receiving customary fees therefor.

     The Company believes that the foregoing transactions were on terms as fair to the Company as those which would have been available in arm's-length negotiations. The Credit Facility, a $300 million credit facility that a subsidiary of the Company has with Northern Telecom Inc. and other lenders, the Washington Business Corporation Act and the indentures with respect to the Debt Offerings contain provisions which limit the terms on which the Company may enter into transactions with its affiliates.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than 10% of the Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership ("Forms 3") and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company ("Forms 4"). Officers, directors, and greater than 10% shareholders of the Company are required by SEC regulations to furnish to the Company copies of all Section 16(a) reports that they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors, and greater than 10% beneficial owners were complied with for the year ended December 31, 1996, and, other than one late filing by Theresa E. Gillespie, a Senior Vice President of the Company, all Section 16(a) filings were made on a timely basis by the Company's officers and directors.

 2. APPROVAL OF 1996 EMPLOYEE STOCK PURCHASE PLAN

     At the Annual Meeting, the Board of Directors will request that the shareholders approve the 1996 Employee Stock Purchase Plan (the "Purchase Plan"). On September 19, 1996, the Board of Directors adopted the Purchase Plan to allow the Company to offer to its employees the ability to invest in Class A Common Stock at an attractive price. The Board recommends approval of the Purchase Plan in order to qualify the Purchase Plan for the favorable tax treatment under Sections 421 and 423 of the Internal Revenue Code (the "Code").

DESCRIPTION OF THE PURCHASE PLAN

     The following description is qualified in its entirety by reference to the Purchase Plan itself, which is included as Appendix A to this Proxy Statement.

     The Purchase Plan allows any employee who has been employed by the Company for three months to participate in the Purchase Plan and authorize payroll deductions at either a fixed dollar amount, the amounts of which shall be determined by the Board of Directors, or a percentage of such employee's base pay. Such deductions are applied toward the purchase of the Class A Common Stock. Payroll deductions may not exceed 10 percent of an employee's total compensation. The Board of Directors has reserved for issuance under the Purchase Plan 1,000,000 shares of Class A Common Stock. As of January 1, 1997, there were approximately 1,700 employees eligible to participate in the Purchase Plan. The Purchase Plan will terminate on December 31, 2001 or earlier at the discretion of the Board of Directors or in the event that all the shares that are reserved under the plan have been purchased. The Purchase Plan will be administered by the Board of Directors, which, pursuant to its authority under the Purchase Plan, has engaged Smith Barney Inc. to assist in the administration of the Purchase Plan.

     Separate offerings will commence on January 1 and July 1 of each year. Payroll deductions will be authorized by an employee prior to his or her participation in any offering in order to participate in that offering. Such deductions will continue until declined by the participating employee. On one or more purchase dates during each offering, but in no event later than the last business day of the offering, the employee will be deemed to have exercised the right to purchase as many shares as his or her accumulated payroll deductions will allow, at the purchase price. The purchase price shall be established by the Board of Directors, but in no event shall the purchase price per share be less than lower of (i) 85 percent of the fair market value of the stock on the first business day of the offering, (ii) 85 percent of the fair market value of the stock on the last business day of the offering, or (iii) 85 percent of the fair market value of the stock on the date of purchase.

     The closing price of the Company's Class A Common Stock on the Nasdaq National Market on March 31, 1997 was $12.50.

     An employee may withdraw from an offering at any time. Upon withdrawal, the Company shall refund to the employee the amount of accumulated payroll deductions in that employee's account. An employee who has withdrawn from an offering may not again participate in the Purchase Plan until the next new offering commences.

     No employee shall be permitted to purchase any shares under the Purchase Plan if such employee, immediately after such purchase, owns shares that possess five percent or more of the total combined voting power or value of all classes of stock of the Company or its parent or subsidiary corporations. In the absence of any other determination by the Board of Directors, no employee may have withheld payroll deductions under the Purchase Plan in excess of $10,200 during any calendar year. In no event may the fair market value of all shares purchased by an employee under the Purchase Plan during any calendar year exceed $25,000, in accordance with provisions of the Code.

     Because the Company has not previously had an employee stock purchase plan, and because the purchase of shares under the Purchase Plan is discretionary for all eligible employees, the Company is unable to include information as to the amount of shares that will be distributed to eligible employees in 1997 or show what would have been distributable to any eligible employee or group of employees if the Purchase Plan had been in effect during 1996.

     The Board of Directors may at any time amend or terminate the Purchase Plan, provided that no employee's existing rights under any offering already commenced may be adversely affected thereby. To retain the favorable tax treatment under Sections 421 and 423 of the Code, however, an amendment to the Purchase Plan that increases the number of shares that are reserved under the Plan may not be made without prior approval of the shareholders of the Company.

FEDERAL INCOME TAX CONSEQUENCES

     The federal income tax consequences of an employee's purchases under the Purchase Plan will vary. The following discussion regarding taxation does not take into consideration any changes to the Code that may occur after the date of this Proxy Statement. The tax consequences under the Code are generally as follows:

     The Purchase Plan and the right of participants to make purchases thereunder are intended to qualify under the provisions of Sections 421 and 423 of the Code. Under those provisions, no income will be taxable to a participant at the time of grant of the right to purchase or the time of the purchase of shares. A participant, however, may become liable for tax upon the disposition of shares that were acquired under the Purchase Plan, and such tax consequences depend on how long a participant has held the shares prior to a disposition.

     Alternative 1. The participant sells or disposes of shares (i) at least two years after the date of the beginning of the offering period or, if applicable, a date of purchase with respect to any offering (the "offering date") and (ii) at least one year after the stock is purchased in accordance with the Purchase Plan.

     In this event, participant will realize ordinary income to the extent of the lesser of (i) the excess of the fair market value of the shares at the time of such disposition over the purchase price of the shares, or (ii) the excess of the fair market value of the shares at the time the right to purchase was granted over the purchase price, as determined as of the offering date. Any further gain upon the disposition will be taxed at long-term capital gain rates. If the shares are sold and the sales price is less than the purchase price, there is no ordinary income and the participant has a long-term capital loss equal to the difference.

     Alternative 2. The participant sells or disposes of shares (including by way of gift) before the expiration of either the two-year or the one-year holding periods described above.

     In this event (a "disqualifying disposition"), the amount by which the fair market value of the shares on the date the right to purchase is exercised (which is the day of the purchase during the offering period and which is hereafter referred to as the "purchase date") exceeds the purchase price of the shares will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of the shares is made. The balance of any gain will be treated as capital gain and will qualify for long-term capital gain treatment if the shares have been held for more than six months following the exercise of the right to purchase. Even if the shares are sold for less than their fair market value on the purchase date, the same amount of ordinary income is attributed to a participant and a capital loss is recognized equal to the difference between the sales price and the value of the shares on such purchase date.

     The ordinary income reported under the rules described above, added to the actual purchase price of the shares, determines the tax basis of the shares for the purpose of determining capital gain or loss on a sale or exchange of the shares. Any long-term capital gain or loss must be taken into consideration in determining a participant's liability for alternative minimum tax.

     In the event that a participant makes a disqualifying disposition, the Company is entitled to a deduction for the amount that is taxed as ordinary income to the participant.

VOTE REQUIRED

     The affirmative vote of a majority of the total number of votes attributable to all shares of Common Stock represented at the meeting is required for approval of the Board's adoption of the Purchase Plan. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE PURCHASE PLAN.

 3. APPROVAL OF 1997 EXECUTIVE RESTRICTED STOCK PLAN

     At the Annual Meeting, the Board of Directors will request that the shareholders approve the 1997 Executive Restricted Stock Plan (the "Restricted Stock Plan"). The Board of Directors adopted the Restricted Stock Plan effective January 1, 1997, and recommends its approval by the shareholders, in order to allow the Company to grant bonuses in the form of the Company's Class A Common Stock and sell Class A Common Stock to key executives of the Company as part of its overall compensation package. The Board of Directors believes that the ability to award such stock bonuses and make such sales pursuant to this Restricted Stock Plan are essential to attract and retain the best available personnel for positions of substantial responsibility, to encourage ownership of Class A Common Stock by executives of the Company and its subsidiaries and affiliates, and to promote the Company's success.

DESCRIPTION OF THE RESTRICTED STOCK PLAN

     The following description is qualified in its entirety by reference to the Restricted Stock Plan itself, which is included as Appendix B to this Proxy Statement.

     The Restricted Stock Plan provides for the grant or sale of the Company's Class A Common Stock to key executives of the Company and its subsidiaries and affiliates. The Class A Common Stock to be issued pursuant to the Restricted Stock Plan will be Restricted Stock, as discussed below, and as such will be subject to certain restrictions, described below, that are imposed to promote the purposes of the Restricted Stock Plan. The Restricted Stock Plan is adopted to be effective for a 10-year period that commenced as of January 1, 1997. The Board of Directors, subject to approval by the shareholders, initially has reserved for issuance under the Restricted Stock Plan 500,000 shares of the Company's Class A Common Stock. To date, 95,000 shares have been granted or sold to the Company's executives, conditioned upon approval by the shareholders of the Restricted Stock Plan at the Annual Meeting.

     The Restricted Stock Plan shall be administered by the Board of Directors, although the Board may delegate its administrative responsibilities to a committee of not less than three "non-employee directors" in accordance with Rule 16b-3 promulgated under the Exchange Act. All members of such committee also must be "outside directors" within the meaning of Section 162(m) of the Code. The Board of Directors shall have full power and authority to administer and interpret the Restricted Stock Plan, make all grants, offers, bonuses, and awards under the Restricted Stock Plan and adopt, from time to time, such guidelines, rules, regulations, agreements, and instruments for the administration of the Restricted Stock Plan as the Board of Directors deems necessary or advisable.

     The closing price of the Company's Class A Common Stock on the Nasdaq National Market on March 31, 1997 was $12.50.

     The following table sets forth information regarding the number of restricted shares granted under the Restricted Stock Plan as of the date hereof. With respect to all future grants and sales, because the executives who may participate in the Restricted Stock Plan and the number of shares granted or sold to them are determined by the Board of Directors, in its sole discretion, it is not possible to state the names or positions of, or the number of shares that may be granted or sold to, the Company's executives in the future.

                                                                                    NUMBER OF SHARES
                                                                                       GRANTED OR
                 NAME AND PRINCIPAL POSITION                    DOLLAR VALUE(1)         SOLD(2)
--------------------------------------------------------------  ---------------     ----------------
John W. Stanton...............................................     $ 416,250             30,000
Chairman and Chief Executive Officer
Robert R. Stapleton...........................................       208,125             15,000
President
Donald Guthrie................................................       208,125             15,000
Vice Chairman and Chief Financial Officer
Mikal J. Thomsen..............................................       208,125             15,000
Chief Operating Officer
Theresa E. Gillespie..........................................             0                  0
Senior Vice President
Executive Group (8 persons)...................................     1,318,125             95,000
Non-Executive Director Group..................................             0                  0
Non-Executive Officer Employee Group..........................             0                  0

---------------
(1) The Company recorded deferred compensation based upon the difference between the market value of the Class A Common stock at January 1, 1997, and the price at which the Restricted Stock Plan shares were granted. Until such time as all restrictions on the shares have been removed, the Company will record and reflect any necessary adjustments on a quarterly basis.

(2) Shares granted or sold pursuant to the Restricted Stock Plan are subject to restrictions and may not be transferred or sold by the executive until certain predetermined Company performance goals as set by the Board of Directors have been achieved. These performance goals include achieving a predetermined level of cash flow from cellular operations, achieving a predetermined level of subscribers, and achieving a predetermined level of cash flow from combined cellular and PCS operations. If the Company fails to achieve some or all of the performance goals, as determined by the Board of Directors, some or all of the restrictions to which these shares are subject will not lapse, thereby requiring the executive to return or resell to the Company some or all of such shares in accordance with the terms of the Restricted Stock Plan.

     The Board of Directors will designate the key executives of the Company, or any of its subsidiaries or affiliates (including officers and directors of the Company) engaged in activities that further the Company's objectives who will be eligible to obtain shares under the Restricted Stock Plan and the number of shares of Restricted Stock of the Company to be issued to each such executive. In addition, the Board of Directors shall determine the type and applicable restrictions, performance criteria, terms and conditions of issuances to be made to such executives, and to determine a time when issuances will occur to eligible executives.

     The purchase price, if any, of Restricted Stock must be paid in full, in cash or certified or bank check, at the Company's principal office before the offer to purchase such shares expires. There is no purchase price in cases where the Board of Directors grants a Restricted Stock bonus to an eligible executive.

     Unless otherwise indicated in an offer of Restricted Stock, whether by grant or though a sale, an eligible executive may not transfer any shares issued under the Restricted Stock Plan, except in the case of death, in which case shares may be conveyed by will or by the laws of descent and distribution, subject to the provisions of the Restricted Stock Plan and to applicable provisions of any other Restricted Stock agreement between the Company and the participant. Any such successor in interest may not further convey, transfer, encumber or otherwise dispose of such shares except as provided in the Restricted Stock Plan. Certificates that represent shares subject to the Restricted Stock Plan will bear a restrictive legend. Once the restrictions under the Restricted Stock Plan and in the Restricted Stock offer have been satisfied, such restrictive legends may be removed.

     If certain events occur or, having occurred, continue in effect, on or before the date all restrictions in the Restricted Stock Plan or in the Restricted Stock offer have lapsed with respect to any shares, the holder will sell to the Company all shares that remain subject to the Restricted Stock Plan. In such event, the repurchase price shall equal the original price paid by the holder for such shares, and if there is no purchase price, then without payment therefore. Such events include: (i) termination of employment other than by reason of death or permanent and total disability; (ii) a non-employee director of the Company, if nominated, fails or refuses to stand for election or, if elected, fails to serve as such or resigns as a director; or (iii) such other events as may be set forth in a Restricted Stock offer.

VOTE REQUIRED

     The affirmative vote of a majority of the total number of votes attributable to all shares of Common Stock represented at the meeting is required for approval of the Board's adoption of the Restricted Stock Plan. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE RESTRICTED STOCK PLAN.

 4. RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors will request that the shareholders ratify its selection of Arthur Andersen LLP, independent auditors, to examine the consolidated financial statements of Western Wireless for the year ending December 31, 1997. Arthur Andersen LLP examined the consolidated financial statements of the Company for the year ended December 31, 1996. Representatives of Arthur Andersen LLP will be present at the Annual Meeting to make a statement if they desire to do so and respond to questions by shareholders. The affirmative vote of a majority of the total number of votes attributable to all shares represented at the meeting is required for the ratification of the Board's selection of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 1997. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

                           PROPOSALS OF SHAREHOLDERS

     Shareholder proposals to be presented at the Company's next Annual Meeting of Shareholders and included in the Company's Proxy Statement relating to such meeting must be received by the Company at its executive offices no later than December 27, 1997.

                                 OTHER BUSINESS

     It is not intended by the Board of Directors to bring any other business before the meeting, and so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. However, as to any other business which may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof, in accordance with the judgment of the persons voting such proxies.

                                          WESTERN WIRELESS

                                          By Order of the Board of Directors

                                          Alan R. Bender
                                          Secretary

Issaquah, Washington
April 25, 1997

                             10-K REPORT AVAILABLE

     A copy of the Company's annual report on Form 10-K, as filed with the Securities and Exchange Commission, will be furnished without charge to shareholders upon request to:

                               Investor Relations
                          Western Wireless Corporation
                            2001 N.W. Sammamish Road
                           Issaquah, Washington 98027
                                 (206) 313-5200

                                   APPENDIX A

                          WESTERN WIRELESS CORPORATION

                       1996 EMPLOYEE STOCK PURCHASE PLAN

     Western Wireless Corporation (the "Company") does hereby establish its 1996 Employee Stock Purchase Plan (the "Plan") as follows:

     1. PURPOSE OF THE PLAN. The Plan is intended to provide a method whereby eligible employees of the Company and its Subsidiaries will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of Class A Common Stock of the Company. The Company believes that employee participation in the ownership of the Company will be of benefit to both the employees and the Company. The Company intends to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner that is consistent with the requirements of that Section of the Code. This Plan shall not be effective until approved by the holders of a majority of the voting power of the Company's voting securities, which approval must occur (if at all) within 12 months of the adoption of this Plan by the Board of Directors. If not so approved, the Plan and any rights granted hereunder shall be void and of no effect.

     2. DEFINITIONS.

     "Account" shall mean the funds that are accumulated with respect to each individual Participant as a result of payroll deductions for the purpose of purchasing Shares under the Plan. The funds that are allocated to a Participant's account shall at all times remain the property of that Participant, but such funds may be commingled with the general funds of the Company.

     The "Board" means the Board of Directors of the Company, or any committee of the Board, comprised to comply with Rule 16b-3 promulgated under the Exchange Act, established thereby for the purpose of administering this Plan.

     The "Code" means the Internal Revenue Code of 1986, as amended.

     The "Commencement Date" means the January 1 or July 1, as the case may be, on which the particular Offering begins.

     The "Company" means Western Wireless Corporation, a Washington corporation.

     The "Ending Date" means the June 30 or December 31, as the case may be, on which the particular Offering concludes.

     The "ESPP Broker" is a qualified stock brokerage or other financial services firm that has been designated by the Board.

     The "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     The "Holding Period" shall mean the holding period that is set forth in
Section 423(a) of the Code, which, as of the date that the Company's Board of Directors adopted this Plan, is both (a) that two (2) year period after the Commencement Date, or, if applicable, a Purchase Date with respect to any Offering, and (b) that one (1) year period after transfer to a Participant of any Shares under the Plan.

     "Offerings" means the ten separate consecutive six-month offerings for the purchase and sale of Shares under the Plan. Each one of the Offerings shall be referred to as an "Offering."

     "Participant" means an employee who, pursuant to Section 3, is eligible to participate in the Plan and has complied with the requirements of Section 7.

     "Purchase Date" means a date during an Offering, as determined from time to time by the Board, on which a Participant shall be deemed to have carried out its right of purchase pursuant to Section 10. The Board may designate that there shall be one or more Purchase Dates during an Offering. In the absence of any other determination by the Board, the Purchase Date will be the last business day of each month. For purposes of this definition, a business day shall mean a day in which the Nasdaq National Market is accepting trades.

     The "Plan" means this Western Wireless Corporation 1996 Employee Stock Purchase Plan.

     "Shares" means shares of the Company's Class A Common Stock, no par value per share.

     "Subsidiaries" shall mean any present or future domestic or foreign corporation that: (a) would be a "subsidiary corporation" of the Company as that term is defined in Section 424 of the Code, and (b) whose employees have been designated by the Board to be eligible, subject to Section 3, to be Participants under the Plan.

     "Total Annual Compensation" means an employee's regular straight time salary or earnings, plus review cycle bonuses and overtime payments, payments for incentive compensation, commissions and other special payments except to the extent any such item is excluded specifically by the Board.

     "Withdrawal Notice" means a notice, in a form designated by the Board, that must be submitted to the Company pursuant to Section 22 by any Participant who wishes to withdraw from an Offering.

     3. EMPLOYEES ELIGIBLE TO PARTICIPATE. Any regular employee of the Company or any of its Subsidiaries who (a) is in the employ of the Company or any of its Subsidiaries on the Commencement Date, and (b) has been so employed for at least three (3) months is eligible to participate in the Plan. With respect to any employee subject to Section 16(b) of the Exchange Act, the Company may impose such conditions on the grant or exercise of any rights hereunder necessary to satisfy the requirements of the Exchange Act or applicable regulations promulgated thereunder.

     4. OFFERINGS. The Plan shall consist of ten separate consecutive six-month Offerings. The first Offering shall commence on January 1, 1997. Thereafter, Offerings shall commence on each subsequent July 1 and January 1, and the final Offering under the Plan shall commence on July 1, 2001 and terminate on December 31, 2001.

     5. PRICE. The purchase price per share shall be as established by the Board, but in no event shall the purchase price per share be less than the lower of (a) 85 percent of the fair market value of the Shares on the Commencement Date, or the nearest subsequent business day; (b) 85 percent of the fair market value of the Shares on the Ending Date, or the nearest prior business day, or
(c) 85 percent of the fair market value of the Shares on the Purchase Date. Fair market value shall mean the closing bid price as reported on the National Association of Securities Dealers Automated Quotation System or, if the Shares are traded on a stock exchange, the closing price for the Shares on the principal of such exchange, or, if the Shares are purchased by the ESPP Broker, the price paid for such Shares by the ESPP Broker. In the absence of any other determination by the Board, the purchase price will be 85 percent of the fair market value of the Shares on the Purchase Date.

     6. NUMBER OF SHARES RESERVED UNDER THE PLAN. The maximum number of Shares that will be offered under the Plan is one million (1,000,000). If, on any date, the total number of Shares for which purchase rights are to be granted pursuant to Section 9 exceeds the number of Shares then available under this Section (after deduction of all Shares that have been purchased under the Plan and for which rights to purchase are then outstanding), the Board shall make a pro rata allocation of the Shares that remain available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable. In such event, each Participant's payroll deductions shall be reduced accordingly and the Company shall give to each Participant a written notice of such reduction.

     7. PARTICIPATION. An eligible employee may become a Participant by completing the Enrollment Agreement that shall be provided by the Company and filing it with the Company on or before a date prior to the Commencement Date of the Offering to which it relates, as established by the Board. Participation in one Offering under the Plan shall neither limit, nor require, participation in any other Offering.

     8. PAYROLL DEDUCTIONS.

     8.1 At the time the Enrollment Agreement is filed and for so long as a Participant participates in the Plan, each Participant shall authorize the Company to make payroll deductions of either (a) a per pay period fixed dollar amount the minimum of which will be determined by the Board or (b) a whole percentage (not partial or fractional) of Total Annual Compensation; provided, however, that no payroll deduction shall exceed 10 percent of Total Annual Compensation. The amount of the minimum fixed dollar deduction, if any, may be adjusted by the Board of Directors from time to time; provided, however, that a Participant's existing rights under any Offering that has already commenced may not be adversely affected thereby. In the absence of any other determination by the Board, fixed dollar amount deductions shall not be permitted.

     8.2 Each Participant's payroll deductions shall be credited to that Participant's Account. A Participant may not make a separate cash payment into such Account nor may payment for Shares be made from other than the Participant's Account.

     8.3 A Participant's payroll deductions shall begin on the Commencement Date, and shall end on the Ending Date unless the Participant elects to withdraw pursuant to Section 13.

     8.4  A Participant may discontinue participation in the Plan as provided in
Section 13, but no other change may be made during an Offering and, specifically, a Participant may not alter the amount or rate of payroll deductions during an Offering.

     9. GRANTING OF RIGHT TO PURCHASE. On the Commencement Date, the Plan shall be deemed to have granted to each Participant a right to purchase as many full Shares (not any fractional Shares) as may be purchased with such Participant's Account. The maximum amount of payroll deductions during any calendar year that any Participant may have withheld under this Plan shall be determined from time to time by the Board. In the absence of any other determination by the Board, no Participant may have withheld payroll deductions in excess of $10,200 during any calendar year.

     10. PURCHASE OF SHARES. On each of one or more Purchase Dates during an Offering, but in no event later than the Ending Date, each Participant who has not otherwise withdrawn from an Offering pursuant to Section 13 shall be deemed to have carried out the right to purchase, and shall be deemed to have purchased at the purchase price set forth in Section 5, the number of full Shares (not any fractional Shares) that may be purchased with such Participant's Account.

     11. PARTICIPANT'S RIGHTS AS A SHAREHOLDER. No Participant shall have any rights of a shareholder with respect to any Shares until the Shares have been purchased in accordance with Section 10 and issued by the Company.

     12. EVIDENCE OF OWNERSHIP OF SHARES.

     12.1 Promptly following the Ending Date of each Offering, the Shares that are purchased by each Participant shall be deposited into an account that is established in the Participant's name with the ESPP Broker.

     12.2 A Participant may direct, by written notice to the Company prior to the Ending Date of the pertinent Offering, that the ESPP Broker account be established in the names of the Participant and one such other person as may be designated by the Participant as joint tenants with right of survivorship, tenants in common, or community property, to the extent and in the manner permitted by applicable law.

     12.3 A Participant shall be free to undertake a disposition, as that term is defined in Section 424(c) of the Code (which generally includes any sale, exchange, gift or transfer of legal title), of Shares in the Participant's ESPP Broker account at any time, whether by sale, exchange, gift or other transfer of title. In the absence of such a disposition of the Shares, however, the Shares must remain in the Participant's account at the ESPP Broker until the Holding Period has been satisfied. With respect to Shares for which the Holding Period has been satisfied, a Participant may move such Shares to an account at another brokerage firm of the Participant's choosing or request that a certificate that represents the Shares be issued and delivered to the Participant.

     12.4 A Participant who is not subject to United States taxation, at any time and without regard to the Holding Period, may move its Shares to an account at another brokerage firm of the Participant's choosing or request that a certificate that represents the Shares be issued and delivered to the Participant.

     13. WITHDRAWAL.

     13.1 A Participant may withdraw from an Offering, in whole but not in part, at any time by delivering a Withdrawal Notice to the Company. Such Withdrawal Notice shall be effective as of the first day of the second pay period following the pay period in which the Withdrawal Notice was delivered (e.g., if a Participant submits a Withdrawal Notice during the pay period of February 16 through February 28, the withdrawal will be effective as of the pay period that commences on March 16). Until such notice is effective, such withdrawing Participant shall be deemed to be a Participant with respect to all terms and conditions of the Plan, including, without limitation, the right to purchase Shares pursuant to Section 10. Upon effectiveness of the Withdrawal Notice, the Company shall refund the Participant's entire Account as soon as practicable thereafter.

     13.2 An employee who has previously withdrawn from the Plan may re-enter by complying with the requirements of Section 7. An employee's re-entry into the Plan will become effective on the Commencement Date of the next Offering following withdrawal, and, if the withdrawing employee is an officer of the Company within the meaning of Section 16 of the Exchange Act, such employee may not re-enter the Plan before the beginning of the second Offering following such withdrawal.

     14. CARRYOVER OF ACCOUNT. At the conclusion of each Offering, the Company automatically shall re-enroll each Participant in the next Offering, and the balance of each Participant's Account shall be used to purchase Shares in the subsequent Offering, unless the Participant has advised the Company otherwise in writing, in which case the Company shall refund to the Participant the funds that remain in the Participant's Account as soon as practicable thereafter. Upon termination of the Plan, the balance of each Participant's Account shall be refunded to the respective Participant.

     15. INTEREST. No interest shall be paid or allowed on a Participant's Account.

     16. RIGHTS NOT TRANSFERABLE. No Participant shall be permitted to sell, assign, transfer, pledge, or otherwise dispose of or encumber such Participant's Account or any rights to purchase or to receive Shares under the Plan other than by will or the laws of descent and distribution, and such rights and interests shall not be liable for, or subject to, a Participant's debts, contracts, or liabilities. If a Participant purports to make a transfer, or a third party makes a claim in respect of a Participant's rights or interests, whether by garnishment, levy, attachment or otherwise, such purported transfer or claim shall be treated as a withdrawal election under Section 13.

     17. TERMINATION OF EMPLOYMENT. Upon termination of a Participant's employment for any reason whatsoever, including but not limited to death or retirement, the Participant's Account shall be returned to the Participant or the Participant's estate, as applicable.

     18. AMENDMENT OR DISCONTINUANCE OF THE PLAN. The Board shall have the right to amend, modify, or terminate the Plan at any time without notice, provided that (a) subject to Sections 19 and 23.1(b), no Participant's existing rights under any Offering that is in progress may be adversely affected thereby, and
(b) subject to Section 19, in the event that the Board desires to retain the favorable tax treatment under Sections 421 and 423 of the Code, no such amendment of the Plan shall increase the number of Shares that were reserved for issuance hereunder unless the Company's shareholders approve such an increase.

     19. CHANGES IN CAPITALIZATION. In the event of reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, offerings of rights, or any other change in the capital structure of the Company, the Board may make such adjustment, if any, as it may deem appropriate in the number, kind, and the price of the Shares that are available for purchase under the Plan, and in the number of Shares that an employee is entitled to purchase.

     20. SHARE OWNERSHIP. Notwithstanding anything herein to the contrary, no Participant shall be permitted to subscribe for any Shares under the Plan if such Participant, immediately after such subscription, owns shares that account for (including all shares that may be purchased under outstanding subscriptions under the Plan) five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or its Subsidiaries. For the foregoing purposes the rules of Section 424(d) of the Code shall apply in determining share ownership. In addition, no Participant shall be allowed to subscribe for any Shares under the Plan that permit such Participant's rights to purchase Shares under all "employee stock purchase plans" of the Company and its Subsidiaries formed pursuant to Section 423 of the Code to accrue at a rate that exceeds $25,000 of the fair market value of such shares (determined at the time such right to subscribe is granted) for each calendar year in which such right to subscribe is outstanding at any time.

     21. ADMINISTRATION. The Plan shall be administered by the Board, which may engage the ESPP Broker to assist in the administration of the Plan. The Board shall be vested with full authority to make, administer, and interpret such rules and regulations as it deems necessary to administer the Plan, and any determination, decision, or action of the Board in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive, and binding upon all Participants and any and all persons that claim rights or interests under or through a Participant.

     22. NOTICES. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, that is designated by the Company from time to time for the receipt thereof, and, in the absence of such a designation, Human Resources shall be authorized to receive such notices.

     23. TERMINATION OF THE PLAN.

     23.1  This Plan shall terminate at the earliest of the following:

          (a) December 31, 2001.

          (b) The date of the filing of a Statement of Intent to Dissolve by the Company or the effective date of a merger or consolidation wherein the Company is not to be the surviving corporation, which merger or consolidation is not between or among corporations related to the Company. Prior to the occurrence of either of such events, on such date as the Company may determine, the Company may permit a Participant to carryout the right to purchase, and to purchase at the purchase price set forth in
     Section 5, the number of full Shares (not any fractional Shares) that may be purchased with that Participant's Account. In such an event, the Company shall refund to the Participant the funds that remain in the Participant's Account after such purchase.

          (c) The date the Board acts to terminate the Plan in accordance with
     Section 18 above.

          (d) The date when all of the Shares that were reserved for issuance hereunder have been purchased.

     23.2 Upon termination of the Plan, the Company shall refund to each Participant the balance of each Participant's Account.

     24. LIMITATIONS ON SALE OF SHARES PURCHASED UNDER THE PLAN. The Plan is intended to provide Shares for investment and not for resale. The Company, however, does not intend to restrict or influence the conduct of any employee's affairs. Consequently, an employee may sell Shares that are purchased under the Plan at any time, subject to compliance with any applicable federal or state securities laws. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE SHARES.

     25. GOVERNMENTAL REGULATION. The Company's obligation to sell and deliver Shares under this Plan is subject to any governmental approval that is required in connection with the authorization, issuance, or sale of such Shares.

     26. NO EMPLOYMENT RIGHTS. The Plan does not create, directly or indirectly, any right for the benefit of any employee or class of employees to purchase any Shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an employee's employment at any time.

     27. GOVERNING LAW. The law of the state of Washington shall govern all matters that relate to this Plan except to the extent it is superseded by the laws of the United States.

     28. SAVINGS CLAUSE. It is intended that this Plan conform to Section 423 of the Code, all regulations promulgated thereunder and all rules adopted with respect thereto. Any provision of this Plan that does not conform to such Code section, regulations and rules, or is in violation thereof, shall be of no force or effect.

                                   APPENDIX B

                          WESTERN WIRELESS CORPORATION
                        EXECUTIVE RESTRICTED STOCK PLAN

                     ADOPTED BY THE BOARD: JANUARY 1, 1997
                    ADOPTED BY THE SHAREHOLDERS:
                   TERM: JANUARY 1, 1997 TO DECEMBER 31, 2006

 1. PURPOSE.

     This Executive Restricted Stock Plan (this "Plan") allows Western Wireless Corporation (the "Company") to grant stock bonuses or sell stock to its key officers and employees, and is intended to promote the interests of the Company and its shareholders by aligning the interests of the Company executives with Company shareholders. The stock to be issued pursuant to this Plan will be Restricted Stock, as defined in 3 below, and as such will be subject to certain restrictions, described herein, that are imposed to promote the purposes hereof.

 2. ADOPTION AND ADMINISTRATION OF PLAN.

     This Plan shall become effective as of January 1, 1997 and shall remain in effect until December 31, 2006 unless sooner terminated as herein provided. Adoption of this Plan and any issuances of Restricted Stock hereunder prior to the annual meeting of the shareholders of the Company held during calendar year 1997 are subject to approval of the Plan by shareholders at such time.

     This Plan shall be administered by the Company's Board of Directors (the "Board"), provided that the Board may delegate its administrative responsibilities hereunder to a committee of not less than three directors who shall administer this Plan in the name of the Board (the "Committee"). As used hereafter herein, the term "Committee" shall refer to the Board if no Committee then exists or is then designated. So long as the Company is a reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), each member of the Committee who participates in administration must be a "Non-Employee Director" as that term is defined in Rule 16b(3) promulgated by the Securities and Exchange Commission pursuant to the Exchange Act. All members of the Committee shall also be "outside directors" within the meaning of section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended. The Committee shall have full power and authority to (i) administer and interpret this Plan, (ii) make all grants, offers, bonuses, and awards hereunder and (iii) adopt, from time to time, such guidelines, rules, regulations, agreements, and instruments for the administration of this Plan as the Committee deems necessary or advisable. Such powers include, but are not limited to (subject to the specific limitations described herein), authority to determine the employees to be issued Restricted Stock under this Plan, to determine the size, type, and applicable restrictions, performance criteria, terms and conditions of issuances to be made to such employees, to determine a time when issuances will occur, and to authorize issuances to eligible employees. The Committee shall have absolute discretion in any determination of whether any particular performance goal in any grant has been achieved or restriction has lapsed. The Committee shall prepare guidelines for notification to holders of Restricted Stock with performance based restrictions as to whether any such performance criteria have been met, and upon determination that the criteria have been met the Committee shall have the obligation to deliver written confirmation of the same to each holder of Restricted Stock within 30 days following achievement of the performance goal. The Committee shall also establish a mechanism to allow the removal of restrictive legends promptly after the achievement of the applicable performance criteria.

     The Committee's interpretations of this Plan, and all actions taken and determinations made by the Committee concerning any matter arising under or with respect to this Plan or any issuances of Restricted Stock pursuant to this Plan, shall be final, binding, and conclusive on all interested parties, including the Company, its shareholders, and all former, present, and future employees of the Company. At such time as the Company is not subject to the reporting requirements of the Exchange Act, the Committee may delegate some or all of its power and authority hereunder to the Chairman or Chief Executive Officer of the Company, such delegation to be subject to such terms and conditions as the Committee in its discretion shall determine. Such delegation of authority may be contained in guidelines, rules, and regulations adopted by the Board from time to time with respect to this Plan. The Committee may, as to questions of accounting, rely conclusively upon any determinations made by independent public accountants of the Company.

 3. STOCK SUBJECT TO PLAN.

     There is hereby established a reserve (the "Reserve"), out of the Company's authorized but unissued stock, of 500,000 shares of the Company's Class A Common Stock, no par value per share (the "Restricted Stock"), for issuance under this Plan. As grants, offers, bonuses and awards are made, the Reserve shall be reduced by the number of shares of Restricted Stock issued. Any shares of Restricted Stock that are forfeited by the holder shall be added back to the Reserve. Any shares with respect to which restrictions have lapsed shall not be eligible to be added back to the Reserve. If the shares of Class A Common Stock of the Company should, as a result of a stock split, stock dividend, combination of shares, or any other change or exchange for other securities by reclassification, reorganization, redesignation, merger, consolidation, recapitalization or otherwise, be increased or decreased or changed into, or exchanged for, a different number or kind of shares of stock or other securities of the Company or of another corporation, the number of shares of Restricted Stock then remaining in the Reserve shall be appropriately adjusted to reflect such action. If any such adjustment shall result in a fractional share, such fraction shall be disregarded. Upon the issuance of shares of Restricted Stock pursuant to this Plan, the Reserve will be reduced by the number of shares issued. Notwithstanding any other provision hereof, no single employee may at any single time receive a grant, offer, bonus, or award of Restricted Stock in excess of 33.33 percent of the shares of Restricted Stock remaining at such time in the Reserve.

 4. ELIGIBILITY.

     The Committee will designate, from time to time, key executives of the Company or any of its subsidiaries, parents or affiliates (including officers and directors of the Company), engaged in activities which further the Company's objectives, who will be eligible to obtain shares under this Plan and the number of shares of Restricted Stock of the Company to be issued to each. In selecting the persons to whom offers to obtain shares hereunder will be made and in determining the number of shares to be offered, the Committee will consider the position and responsibilities of such persons, the value of their services to the Company or its subsidiaries, and such other factors as the Committee deems pertinent.

 5. RIGHTS TO RESTRICTED STOCK.

     (a) Restricted Stock Offers. After the Committee has determined to offer a person the right to obtain Restricted Stock under this Plan, it will advise the offeree in writing of the offer's terms, including the number of shares which such person will be entitled to obtain, the price per share, if any, and any other terms, conditions, and restrictions relating thereto (the "Restricted Stock Offer"). This notice will also provide that such person has 15 days from the date of the Restricted Stock Offer to accept the offer in the manner set forth in the Restricted Stock Offer. The form by which the Restricted Stock Offer will be made is attached hereto and incorporated herein as Exhibit A, and the same may be amended from time-to-time at the discretion of the Committee. The Committee may also, in the exercise of its discretion, extend the Restricted Stock Offer's acceptance or effective term. Subject to this Plan's express provisions, the Committee may make any such Restricted Stock Offer subject to any terms and conditions it establishes, and the Restricted Stock Offers made to different persons, or to the same person at different times, may be subject to terms, conditions and restrictions which differ from each other.

     (b) Special Performance Awards. In connection with any Restricted Stock Offer to any one of the five most highly compensated officers of the Company, in order to comply with limitations imposed by Section 162(m) while retaining the flexibility to ensure that executive compensation is tied to performance and reward executives consistent with the Company's compensation philosophy, all or part of the shares covered by a Restricted Stock Offer may be designated as a Special Performance Award, as to which the restrictions on shares so designated shall only be removed and the shares shall only become freely tradable by the holder thereof if certain pre-established performance goals are met during a specified performance period as set by the Committee. Restrictions on shares subject to a Special Performance Award granted to any individual whose compensation from the company is covered by Section 162(m) of the Code shall be removed only after the Committee certifies in writing that the performance goals have been met.

     The Committee shall establish Performance Periods of any duration or with respect to any criteria, which may overlap and which may differ for each executive, but shall not exceed ten years. Prior to the end of 90 days following the commencement of each Performance Period, the Committee shall establish specific and objective performance goals for the Performance Period and a specific formula in connection with such performance goals for the removal of restrictions. The performance goals shall be based on one of more of the following performance measures, or other specific measures determined from time to time by the Committee: growth; financial results; and quality, productivity and efficiency.

          (i) Growth shall be measured in terms of increases one or more of the following: number of license areas served, number of subscribers, and revenue. Customer growth shall be measured in terms of one or more of the following: number of new customers; number of net new customers; revenue per new customer; and level of customer churn.

          (ii) Financial results shall be measured in terms of one or more of the following relating to the Company as a whole or a particular operating unit: operating cash flow; free cash flow; cash operating income (Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA")); net income; earnings per share; total stockholder return; and relative stockholder return.

          (iii) Quality, productivity and efficiency shall be measured in terms of one or more of the following: customer and employee satisfaction; quantitative measures of system and customer service performance; and the cost of acquiring and cost of serving customers.

 6. TERMS OF RESTRICTED STOCK OFFERS.

     (a) Price. The Committee will determine if there is to be a purchase price of the shares being offered under this Plan, and if so shall set the price. If there is no purchase price, the Restricted Stock Offer will be treated as a Restricted Stock bonus. Whether or not there is a purchase price, the offeree must accept the offer in a timely manner to receive the offered Restricted Stock. The purchase price, if any, must be paid in full, in cash or certified or bank check, at the Company's principal office before the offer expires, for the Restricted Stock Offer's acceptance to be effective. The date upon which the Restricted Stock Offer is finally accepted and the purchase price, if any, is paid is sometimes hereinafter called the "Closing Date."

     (b) Restrictions. By accepting the Restricted Stock under this Plan being offered to him or her, an offeree agrees and consents to all terms, conditions, and restrictions contained in the Restricted Stock Offer and to the following (unless the Restricted Stock Offer by its terms indicates the following shall not apply):

          (i) Any transfer or purported transfer made by a purchaser of shares under this Plan, except at the times and in the manner specified herein and in the Restricted Stock Offer, will be null and void and the Company shall not recognize or give effect to such transfer on its books and records or recognize the person or persons to whom such proposed transfer has been made as the legal or beneficial holder of those shares.

          (ii) Notwithstanding anything in this Plan to the contrary, upon the death of a holder of shares of Restricted Stock subject to this Plan, such shares may be conveyed by will or by the laws of descent and distribution, subject to the provisions of this Plan and to applicable provisions of any other Agreement by which the Company may be bound. Any successor in interest to the holder in such event may not further convey, transfer, encumber or otherwise dispose of such shares except as provided herein.

          (iii) Certificates representing shares which are subject to this Plan will bear the following legend, in addition to such other legends as counsel to the Company may deem appropriate:

                               RESTRICTED SHARES

             "The shares represented by this certificate are restricted and subject to (i) all terms, conditions, and restrictions of the Western Wireless Corporation Executive Restricted Stock Plan, and (ii) the terms of the Restricted Stock Offer pursuant to which the shares represented hereby were originally issued, copies of which are on file and available for inspection during normal business hours at the principal offices of Western Wireless Corporation."

 7. EVENTS OF RESALE.

     If any of the following events ("Events of Resale") occurs or, having occurred, continues in effect, on or before the date all restrictions in this Plan or in the Restricted Stock Offer have lapsed with respect to particular shares of Restricted Stock, the holder will sell to the Company and the Company will purchase from the holder all the Restricted Stock obtained by the holder under this Plan that remains subject to such restrictions. With respect to any shares of Restricted Stock to which the restrictions herein or in the Restricted Stock Offer no longer apply, this provision shall not apply. The price per share in the case of Restricted Stock subject hereto shall equal the original price paid by the holder for such shares, and if there is no purchase price, then without payment therefore:

          (a) if the employment of the offeree by the Company or its subsidiaries is terminated other than by reason of the offeree's death or permanent and total disability (as defined in the Company's 1994 Management Incentive Stock Option Plan);

          (b) if an offeree who is not an employee, having been nominated as a director of the Company, fails or refuses to stand for election or, if elected, to serve as such or resigns as a director; or

          (c) if the offeree receives shares of Restricted Stock subject to any other Event of Resale in the Restricted Stock Offer, and such Event of Resale Occurs.

     Within 30 days after such an occurrence, the Company, by notice to the holder, will state that an Event of Resale has occurred and will specify a date not less than five, and not more than ten, days from the date of such notice to consummate the purchase and sale of such shares at the Company's principal office. At the closing, the holder will deliver to the Company certificates representing all of the shares purchased hereunder, and duly endorsed with all necessary transfer stamps affixed. Upon the receipt of such share certificates, the Company will deliver to the holder a check in the amount of the purchase price, if any. If the holder fails to deliver the share certificates to the Company at the closing, the Company may deposit the purchase price, if any, with the Secretary of the Company, and thereafter the shares will be deemed to have been transferred to the Company and the holder, despite the holder's failure to deliver the share certificates, will have no further rights derived from such shares as a stockholder of the Company. In this event, the Secretary of the Company will continue to hold the purchase price, if any, for such shares and will make payment thereof, without interest, upon delivery of the share certificates to the Company, accompanied by the appropriate endorsements.

 8. EXPENSES.

     The Company will pay all expenses and costs in connection with the administration of this Plan.

 9. NO PRIOR RIGHT OF OFFER.

     Nothing in this Plan will be deemed to give any director, officer, or employee, or such individual's legal representatives or assigns, or any other person or entity claiming under or through such individual, any contractual or other right to participate in the benefits of this Plan.

10. INDEMNIFICATION OF THE COMMITTEE.

     In addition to such other rights or indemnification as they may have, the Company will indemnify members of the Committee against all costs and expenses reasonably incurred by them or any of them in connection with: any action, suit, or proceeding to which they or any of them may be a party by reason of any action taken, or failure to act, under or in connection with this Plan or any award granted pursuant thereto and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit or proceeding; provided that upon institution of any such action, suit, or proceeding, the person desiring indemnification gives the Company an opportunity, at its own expense, to handle and defend the same.

11. AMENDMENT AND TERMINATION OF PLAN; AMENDMENT OF TERMS OF GRANTS.

     The Board may at any time terminate or extend this Plan, or modify this Plan as it deems advisable; provided, that any amendment or extension required by Section 162(m) to be approved by the Shareholders shall be effective subject to such approval within twelve months of adoption by the Board. No termination or amendment of this Plan shall, without the consent of any person affected thereby, modify or in any way affect any right or obligation created prior to such termination or amendment. The Board may amend the terms and conditions of outstanding Restricted Stock Offers or Restricted Stock, provided, however, that
(i) no such amendment would be adverse to the holders thereof, and (ii) the amended terms would be permitted under this Plan.

     Subject to the provisions of Section 162(m) as applicable, in the event of
(i) any change in the business or condition of the Company, including any change in connection with mergers, reorganizations, separations, or other transaction to which Section 424(a) of the Code would apply if applicable, or (ii) or in the event of any changed circumstances in the duties and/or responsibilities of any employee holding Restricted Stock when restrictions are specific to performance of duties or responsibilities that have changed, the Committee shall have discretion as to adjustment or removal of any or all restrictions of any Restricted Stock, and in the event thereof any adjustments by the Committee of restrictions shall attempt to as closely as possible establish restrictions that have the same intent and effect as the original performance based restrictions.

12. LIABILITY OF COMPANY.

     The Company's liability under this Plan and any sale made hereunder is limited to the obligations set forth with respect to such sale and nothing in this Plan will be construed to impose any liability on the Company in favor of the purchaser with respect to any loss, cost, or expense which the purchaser may incur in connection with, or arising out of, any transaction in connection therewith.

13. NO AGREEMENT TO EMPLOY.

     Nothing in this Plan will be construed to constitute, or evidence, an agreement or understanding, express or implied, by the Company to employ or retain the purchaser for any specific period of time.

14. PURCHASE AGREEMENT.

     Any Restricted Stock Offer made hereunder, as accepted, may be embodied in a Restricted Stock Agreement containing such terms and conditions, not inconsistent with this Plan, as will, in the opinion of the Committee and counsel for the Company, be necessary or desirable to protect the Company. For all purposes thereafter, the Restricted Stock Agreement will be the Restricted Stock Offer as referenced herein.

15. FEDERAL INCOME TAX CONSEQUENCES.

     The federal income tax consequences of a person's acquisition of Restricted Stock pursuant to this Plan are complex and subject to change. The following discussion, which has been prepared by the law firm of Preston Gates & Ellis LLP, counsel to the Company, is only a summary of the general rules applicable at the time of adoption of this Plan by the Board to the acquisition of stock subject to restrictions that are linked to the continued performance of services. It is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Regulations promulgated thereunder, and judicial and administrative interpretations thereof, all as currently in effect. These laws, Regulations and interpretations are subject to change, potentially retroactively. Further, a person's particular situation may be such that some variation of these general rules would apply. ACCORDINGLY, IT IS STRONGLY RECOMMENDED THAT EACH PERSON WHO MAY RECEIVE RESTRICTED STOCK PURSUANT TO THIS PLAN CONSULT WITH HIS OR HER OWN TAX ADVISOR REGARDING THE IMPLICATIONS OF THE RECEIPT OF RESTRICTED STOCK AND THE FILING OF A SECTION 83(B) ELECTION.

     Generally, a person who receives Restricted Stock who is an employee, officer or director of the Company, or otherwise provides services to the Company (a "Restricted Stock Holder") will be treated as receiving stock that is subject to a "substantial risk of forfeiture" for federal income tax purposes. This is because the Restricted Stock is subject to redemption by the Company if a Restricted Stock Holder's employment terminates under certain circumstances and may be unsaleable by the Restricted Stock Holder unless certain other events occur, such as the achievement of particular personal or Company performance goals. As a result, a Restricted Stock Holder will not be subject to tax, as a general matter, on his or her acquisition of the Restricted Stock but will be subject to federal income tax at such time as such Restricted Stock vests (i.e., is, in whole or in part, no longer subject to a redemption right on the part of the Company or the other restrictions on sale). At that time, a Restricted Stock Holder will recognize ordinary compensation income per share in an amount equal to the difference between what he or she paid for the share of Restricted Stock and the value of such share at such later time. Such compensation income is subject to federal income tax withholding as well as to Social Security (FICA) taxes and unemployment taxes.

     If a Restricted Stock Holder makes an election under Section 83(b) of the Code, however, a different result will apply. If this election is properly filed, then an acquired share of Restricted Stock will no longer be treated as property subject to a "substantial risk of forfeiture" for federal income tax purposes. As a result, a Restricted Stock Holder will recognize as compensation income at the time of receipt of the Restricted Stock any excess of the value of the Restricted Stock over the amount paid for such Restricted Stock. If the election is properly made, any gain subsequently realized on a sale of Restricted Stock shares would constitute capital gain, not subject to federal income tax withholding, FICA taxes or unemployment taxes. If an Event of Resale takes place and if an amount is included in the income of the Restricted Stock Holder as a result of a Section 83(b) election, the Restricted Stock Holder will not recognize a loss on the resale of the Restricted Stock to the Company (even though an amount was included in the income of the Restricted Stock Holders as a result of the Section 83(b) election).

     AN ELECTION UNDER SECTION 83(B) OF THE CODE MUST BE FILED WITH THE INTERNAL REVENUE SERVICE AND DELIVERED TO THE EMPLOYER OF AN RESTRICTED STOCK HOLDER WITHIN THIRTY (30) DAYS AFTER THE DATE ON WHICH A RESTRICTED STOCK HOLDER RECEIVES THE APPLICABLE RESTRICTED STOCK. A FORM OF A SECTION 83(B) ELECTION IS AVAILABLE FROM THE COMPANY'S SECRETARY.

16. NOTICES.

     Any notice or other communication required or permitted to be made or given hereunder will be sufficiently made or given if sent by certified mail or other personal delivery service addressed to the offeree or holder at such individual's address as set forth in the Company's regular books and records and, if to the Company, addressed to it at its principal office.

                                      LOGO

PROXY

                          WESTERN WIRELESS CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned, having received the Notice of Annual Meeting of Shareholders of Western Wireless Corporation (the "Company"), and the related Proxy Statement dated April 25, 1997, hereby appoints John W. Stanton and Alan
R. Bender, and each of them, proxies for the undersigned, with full power of substitution, and authorizes them to attend the Annual Meeting of Shareholders of the Company on May 21, 1997, and any adjournments thereof, and to vote all shares of Common Stock of the Company that the undersigned would be entitled to vote if personally present, such proxies being instructed to vote as specified on the reverse side, or, to the extent not specified, to vote FOR the election as directors of all nominees named on the reverse side and FOR Proposals 2, 3 and 4 and to vote in their discretion on any other matters presented at the meeting or any adjournments thereof.

                    PLEASE SIGN AND DATE THIS PROXY CARD AND
                  RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)


                             *FOLD AND DETACH HERE*

                                                        Please mark
                                                        your votes as
                                                        indicated in
                                                        this example.  [X]

                                                             WITHHOLD
                                                        authority to vote
                                                         for all nominees
                                                FOR         named below

1. ELECTION OF DIRECTORS                        [  ]            [  ]

   John W. Stanton, John L. Bunce, Jr.,
   Mitchell L. Cohen, Daniel J. Evans,
   Jonathan M. Nelson, and Terence M. O'Toole

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR
 ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE
 NOMINEE'S NAME IN THE LIST ABOVE.)

                                                       FOR   AGAINST  ABSTAIN
2. APPROVE THE COMPANY'S 1996 EMPLOYEE STOCK           [  ]  [  ]     [  ]
   PURCHASE PLAN.

                                                       FOR   AGAINST  ABSTAIN
3. APPROVE THE COMPANY'S 1997 EXECUTIVE RESTRICTED     [  ]  [  ]     [  ]
   STOCK PLAN.

                                                       FOR   AGAINST  ABSTAIN
4. RATIFICATION OF APPOINTMENT OF ARTHUR ANDERSEN LLP  [  ]  [  ]     [  ]
   AS THE COMPANY'S INDEPENDENT AUDITORS FOR 1997.



        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED BY THE UNDERSIGNED. EXCEPT AS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF ALL NOMINEES NAMED ABOVE, FOR APPROVAL OF THE 1996 EMPLOYEE STOCK PURCHASE PLAN, FOR APPROVAL OF THE 1997 EXECUTIVE RESTRICTED STOCK PLAN, AND FOR RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR ALL OF THE NOMINEES NAMED ABOVE
AND FOR PROPOSALS 2, 3 AND 4.

Signature                       Signature, if held jointly
         -----------------------                          --------------------
Dated:          , 1997
      ----------
Please sign name exactly as it appears hereon. If shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such.

                             *FOLD AND DETACH HERE*